PURCHASE MONEY PROMISSORY NOTE

February 25, 2010

$670,000.00

FOR VALUE RECEIVED, the undersigned BLUE RIDGE REAL ESTATE COMPANY, a Pennsylvania corporation, (the "Borrower"), promises to pay to the order of THE STEPHEN A GROVE DESCENDANTS TRUST (the "Lender"), at P.O. Box 1807, Covington, Georgia 30015 or at such other place as Lender may direct from time to time in writing, the principal sum of SIX HUNDRED SEVENTY THOUSAND AND NO/100 DOLLARS ($670,000.00), or so much thereof as remains unpaid, together with interest thereon at the rate or rates per annum designated herein computed on the basis of a 360-day year for the actual number of days in each interest period.

1.

Interest Rate: From the date hereof through and until repaid in full, this Note shall bear interest at the rate of seven percent (7%) per annum.

2.

Purchase Money Promissory Note: This Note evidences a purchase money loan, the proceeds of which have been used by Borrower to purchase the Property, as described below.

3.

Repayment Terms: Interest only payments on the principal amount outstanding, each in the amount of $3,908.33, shall be due and payable in arrears on the first (1st) day of each month beginning on April 1, 2010, and continuing on the first (1st) day of each month thereafter until February 28, 2015 (the "Maturity Date"), at which date the entire principal balance and all accrued and unpaid interest shall be due and payable.

4.

Application of Payments: All payments on this Note shall be applied, first to accrued interest, then to fees or late charges, if any, then to principal due.

5.

Prepayment: Except as may be otherwise herein specifically provided, the Borrower shall have the privilege to prepay the principal and any accrued but unpaid interest in full or in part at anytime and from time to time, without penalty or without premium.

6.

Interest After Default: Any past due installments, whether of principal or interest, shall bear interest at the rate or rates herein set out above until paid, except that after this Note shall become due, whether by acceleration after an Event of Default (as that term is hereinafter defined), or on and after the Maturity Date, this Note shall, at Lender's option, bear interest at the lesser of (a) the highest contract rate, if any, permitted by applicable law or (b) fifteen percent (15%) per annum. The applicable interest rate herein shall apply whether before or after any judgment hereon.

7.

Late Charge: Time is of the essence of this Note. To the extent not prohibited by law, a late charge of five percent (5%) or the applicable statutory maximum, whichever is greater, shall be assessed on any payment remaining past due for ten (10) days or more.

8.

Collateral: This Note is secured by that certain Deed of Trust, dated February 25, 2010 (the "Deed of Trust"), by and among the Borrower, the Public Trustee of Larimer County, Colorado, as Trustee, and Lender, as Beneficiary, by which the real property described therein (the "Property") has been granted and conveyed to Trustee. The terms and conditions of the Deed of Trust shall be considered a part hereof to the same extent as if written herein.

9.

Joint and Several Liability: The Borrower, if more than one person, shall be jointly and severally liable under this Note.

10.

Events of Default Acceleration: The following shall constitute defaults or events of default hereunder ("Events of Default"):

(a) Failure by the Borrower to pay, any of the monthly payments of interest due or principal and interest due hereunder, which failure is not cured within ten (10) days after notice thereof from Lender to Borrower; (b) failure of the Borrower to keep, perform or observe any agreement, covenant, or condition contained herein which failure to perform is not cured within twenty (20) days after notice thereof from the Lender to the Borrower; or (c) the failure by the Borrower to keep, perform or observe any agreement, covenant, or condition contained in the Deed of Trust which failure is not cured within the applicable cure or grace period contained therein, if any. The remaining unpaid principal of this Note and all accrued and unpaid interest thereon shall immediately become due and payable, at the option of the holder hereof, upon the occurrence of an Event of Default. The Lender shall be entitled to recover all expenses, including reasonable attorneys' fees and expenses of legal counsel, actually incurred by the Lender in any way arising from or relating to the enforcement or attempted enforcement of this Note and the related Lease or any document or other document and the collection or attempted collection, whether by litigation or otherwise, of this Note. All notices required or permitted under this Note, shall be delivered in the manner provided in the Deed of Trust.

11.

Governing Law: Changes: This Note may not be changed orally and shall be governed by and construed in accordance with the laws of the State of Colorado without regard to principles of conflict of laws.

12.

Jurisdiction: Venue: The Borrower (a) submits to personal jurisdiction in the State of Colorado, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Note, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Colorado for the purpose of litigation to enforce this Note, and (c) agrees that service of process may be made upon the Borrower in any manner prescribed by applicable federal rules of civil procedure or by applicable local rules or laws of civil procedure for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

13.

Payments Not to Violate Law: Nothing herein contained nor any transaction related thereto shall be construed or so operate as to require the Borrower to pay interest at a rate greater than it is now lawful in such case to contract for under applicable law, or to make any payment or to do any act contrary to applicable law, and the Lender shall reimburse the Borrower for any interest paid in excess of the highest rate allowed by applicable law or any other payment which may inadvertently be required by the Lender to be paid contrary to applicable law; and if any clauses or provisions herein contained operate or would prospectively operate to invalidate this Note, in whole or in part, then such clauses and provisions only shall be held for naught, as though not herein contained, and the remainder of this Note shall remain operative and in full force and effect.

13.

Miscellaneous: The Borrower and all endorsers and sureties, if any, hereby waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest, and any and all other notices and demands whatsoever, and agree to remain bound under this Note until the principal and interest are paid in full, notwithstanding any extensions of time for payment which may be granted even though the period or periods of extension be indefinite and notwithstanding any inaction by, or failure to assert any legal rights available to, the holder of this Note. Borrower acknowledges that Lender may reproduce (by electronic means or otherwise) any of the documents evidencing and/or securing this Note and thereafter may destroy the original documents. Borrower does hereby agree that any document so reproduced shall be the binding obligation of Borrower enforceable and admissible in evidence against it to the same extent as if the original documents had not been destroyed. If this Note is a demand instrument, then the statement of a maturity date, the requirement for periodic payments of principal and/or interest, or the recitation of defaults and the right of the Lender to declare this Note due and payable upon any such default shall not constitute an election by the Lender to waive its right to demand payment at any time as specified in any demand or call provision as the Lender in its sole discretion may deem appropriate. The proceeds of this Note shall be used solely to acquire or carryon a business, professional, investment, or commercial enterprise or activity.

IN WITNESS WHEREOF, this Note has been executed under seal the day and year first above written.

"Borrower"

BLUE RIDGE REAL ESTATE COMPANY

By: /s/ Eldon D. Dietterick

Name: Eldon D. Dietterick

Title: Executive Vice President and Treasurer

(CORPORATE SEAL)